Exhibit 99.01

First USA Credit Card Master Trust

Excess Spread Analysis - June 2005

Series Deal Size Expected Maturity	1996-4 $602MM 8/10/2006	1997-4 $602MM 6/17/2007	1997-8 $939MM 9/17/2007	1998-4 $843MM 7/18/2005	1998-6 $964MM 8/18/2008
Yield	15.69%	15.69%	15.69%	15.71%	15.69%
Less: Coupon	3.50%	3.54%	3.49%	3.43%	3.70%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	6.01%	6.01%	6.01%	6.02%	6.01%
Excess Spread:
June-05	4.68%	4.64%	4.69%	4.76%	4.48%
May-05	5.29%	5.30%	5.35%	5.45%	5.15%
April-05	4.83%	4.78%	4.83%	4.91%	4.62%
Three Month Average Excess Spread	4.93%	4.91%	4.96%	5.04%	4.75%

Delinquency:
30 to 59 Days	1.20%	1.20%	1.20%	1.20%	1.20%
60 to 89 Days	0.81%	0.81%	0.81%	0.81%	0.81%
90+ Days	1.69%	1.69%	1.69%	1.69%	1.69%
Total	3.70%	3.70%	3.70%	3.70%	3.70%

Payment Rate	14.68%	14.68%	14.68%	14.68%	14.68%

Series Deal Size Expected Maturity	1998-8 $602MM 9/18/2005	1999-2 $602MM 2/21/2006	2001-1 $893MM 1/19/2006	2001-3 $750MM 3/20/2006	2001-4 $714MM 8/10/2006
Yield	15.69%	15.69%	15.70%	15.70%	15.68%
Less: Coupon	3.50%	3.77%	3.51%	3.50%	3.43%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	6.01%	6.01%	6.01%	6.02%	6.01%
Excess Spread:
June-05	4.68%	4.41%	4.68%	4.68%	4.74%
May-05	5.36%	5.07%	5.35%	5.36%	5.36%
April-05	4.84%	4.53%	4.82%	4.83%	4.90%
Three Month Average Excess Spread	4.96%	4.67%	4.95%	4.96%	5.00%

Delinquency:
30 to 59 Days	1.20%	1.20%	1.20%	1.20%	1.20%
60 to 89 Days	0.81%	0.81%	0.81%	0.81%	0.81%
90+ Days	1.69%	1.69%	1.69%	1.69%	1.69%
Total	3.70%	3.70%	3.70%	3.70%	3.70%

Payment Rate	14.68%	14.68%	14.68%	14.68%	14.68%